                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.)

     Filed by the Registrant  [X]
     Filed by a party other than the Registrant  [ ]
     Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               Memry Corporation
                               -----------------
                (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of filing fee (Check the appropriate box):
     [X]  No fee required
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
         11.

        1)  Title of each class of securities to which transaction applies:
        2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

          (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4)  Proposed maximum aggregate value of transaction:
        5)  Total fee paid:
--------------------------------------------------------------------------------
     [ ]   Fee paid previously with preliminary materials.

     [ ]   Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:
        2)  Form, Schedule or Registration Statement No.:
        3)  Filing Party:
        4)  Date Filed:

                               MEMRY CORPORATION
                               57 Commerce Drive
                         Brookfield, Connecticut 06804
                                (203) 740-7311

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                                                               October 24, 2000

To the Holders of Common Stock of
MEMRY CORPORATION

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Memry Corporation (the "Company") will be held at The Heritage, 522 Heritage Road, Southbury, Connecticut, on Tuesday, November 21, 2000, at 10:00 a.m., for the following purposes:

    1. To elect six persons to the Board of Directors, each to hold office until the next Annual Meeting of Stockholders and until his respective successor is elected and qualified.

    2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on October 9, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after October 24, 2000, during ordinary business hours at the Company's principal executive offices located at the address first set forth above.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED RETURN ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING.

                                          By Order of the Board of Directors,
                                          /s/ Robert P. Belcher
                                          Robert P. Belcher
                                          Secretary

Dated: Brookfield, Connecticut
October 24, 2000

                               MEMRY CORPORATION
                               57 Commerce Drive
                         Brookfield, Connecticut 06804
                                (203) 740-7311

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        Annual Meeting of Stockholders
                          Tuesday, November 21, 2000

                               ----------------

                                 INTRODUCTION

  This proxy statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Memry Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on November 21, 2000, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions and, if no choice is specified, the proxies will be voted in favor of election of the six nominees for directors specified herein and in favor of the other matters set forth herein.

  The Company's Annual Report for the Company's fiscal year ended June 30, 2000 was mailed to stockholders, along with these proxy materials, on or about October 24, 2000.

  The Annual Meeting of Stockholders of Memry Corporation will be held on Tuesday, November 21, 2000 at The Heritage, 522 Heritage Road, Southbury, Connecticut, at 10:00 a.m. local time.

                      VOTING RIGHTS AND PROXY INFORMATION

  Proxies in the accompanying form are solicited on behalf of and at the direction of the Board of Directors, which has fixed the close of business of Monday, October 9, 2000 as the record date (the "Record Date") for the determination of holders of outstanding shares of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Holders of record of Common Stock at the close of business on October 9, 2000, are entitled to notice of and to vote at the meeting. As of October 9, 2000, there were issued and outstanding 21,157,537 shares of the Company's Common Stock, each entitled to one vote, which were held of record on such date by approximately 1,107 record holders. All six directors shall be elected by a plurality of the shares of the Company's Common Stock present and voting (in other words, the six individuals receiving the largest number of votes will be elected).

  All shares of the Company's Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions indicated on the proxies unless such proxies have previously been revoked. To the extent that no direction is indicated, the shares will be voted FOR the election of all of the Company's nominees as directors. See "ELECTION OF DIRECTORS." If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. The Annual Meeting may be adjourned, and additional proxies solicited, if at the time of the Annual Meeting a quorum is not present. Any adjournment of the Annual Meeting would require the affirmative vote of the holders of at least a majority of the shares of the Company's Common Stock represented at the Annual Meeting (regardless of whether such shares constituted a quorum).

  Any stockholder who has executed and returned a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by attending the Annual Meeting and voting in person, by executing a later-dated proxy relating to the same shares or by a writing revoking the proxy and, in the latter two cases, delivering such later-dated proxy or writing to the Secretary of the Company prior to the vote at the Annual Meeting. Any writing intended to revoke a proxy should be sent to the Company at its principal executive offices, 57 Commerce Drive, Brookfield, Connecticut 06804, Attention: Robert P. Belcher, Secretary.

  In addition to the use of the mail, proxies may be solicited via personal interview and telephone or telegraph by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Company's Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith.

  The stockholders of the Company have no dissenters' rights in connection with the election of directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of September 25, 2000, information regarding beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock (based on information furnished to the Company on behalf of such persons or otherwise known to the Company), (ii) each of the directors of the Company, (iii) each of the executive officers named in the annual compensation table captioned "Summary Compensation Table" below, and
(iv) all current directors and executive officers as a group. Beneficial ownership of a security is determined pursuant to Section 13d-3 of the Securities Exchange Act of 1934, as amended. A person is deemed to be the beneficial owner of a security, subject to Section 13d-3(b) if, among other things, that person has the right to acquire such security within 60 days.

                                 COMMON STOCK

                                                                Percentage of
Name and Address                           Amount and Nature of Common Stock
of Beneficial Owner                        Beneficial Ownership Outstanding(1)
-------------------                        -------------------- -------------
Connecticut Innovations, Incorporated.....      2,784,563(2)        12.46%
40 Cold Spring Road
Rocky Hill, Connecticut 06067

Raychem Corporation.......................      1,662,928            7.86%
300 Constitution Drive
Menlo Park, California 94025

James G. Binch............................        660,207(3)         3.07%
362 Canoe Hill Road
New Canaan, Connecticut 06840

Jack H. Halperin, Esq.  ..................         60,159               *
361 Silver Court
Woodmere, New York 11598

W. Andrew Krusen, Jr.  ...................        375,547(4)         1.78%
7650 Courtney Campbell Causeway
Suite 1120
Tampa, Florida 33607

Patrick F. Cleary.........................         30,906               *
416 Roundhouse Creek Road
Trinidad, California 95570

Kempton J. Coady, III.....................          7,615               *
4 Fernwood Road
Westport, Connecticut 06880

Robert J. Thatcher........................        114,250(5)            *
76 Old Trolley Road
Ridgefield, CT 06877

Robert P. Belcher.........................         93,000(6)            *
100 Cedar Hill Road
Easton, Connecticut 06612

Ming H. Wu................................         49,975(7)            *
12 Briar Cliff Manor
Bethel, Connecticut 06801

Joseph Pasqualucci........................         28,750(8)            *
64 Maple Tree Hill Road
Southbury, Connecticut 06488

All directors and executive officers as a
group (9 persons).........................      1,420,409(9)         6.53%

--------
 * Less than one percent.
(1) In each case where shares subject to warrants or options are included as beneficially owned by an individual or group, the percentage of all shares owned by such individual or group is calculated as if all such warrants or options had been exercised prior to such calculation.
(2) Includes (i) 482,450 shares of Common Stock for which Class I warrants issued by the Company to Connecticut Innovations Incorporated ("CII") may be exercised at $0.853 per share, which warrants expire on April 25, 2002, and (ii) 705,485 shares of Common Stock for which Class II warrants issued by the Company to CII may be exercised at $1.19 per share, which warrants expire on April 25, 2002. The expiration dates of these warrants are subject to extension under certain circumstances.
(3) Includes currently exercisable options (or options exercisable within 60 days of September 25, 2000) to purchase (i) 200,000 shares of the Common Stock at $1.50 per share, (ii) 20,000 shares of Common Stock at $1.78 per share, (iii) 140,000 shares of Common Stock at $4.00 per share, and (iv) 12,500 shares of the Common Stock at $2.00 per share. Additional options granted to Mr. Binch to purchase (i) 140,000 shares of Common Stock at $4.00 per share, (ii) 37,500 shares of Common Stock at $2.00 per share, and (iii) 120,000 shares of Common Stock at $2.81 per share will not be exercisable within 60 days of September 25, 2000. Also includes 1,007 shares of Common Stock owned by Mr. Binch's daughter. Mr. Binch disclaims beneficial ownership of such shares owned by his daughter. Also includes 177,532 shares of Common Stock owned by Harbour Investment Corporation. Mr. Binch is the President, Chief Executive Officer and sole shareholder of Harbour Investment Corporation.
(4) Includes 82,328 shares of Common Stock owned by WIT Ventures, LTD. ("WIT"), 20,000 shares of Common Stock owned by 169855 Canada Inc., 8,000 shares of Common Stock owned by Krusen-Vogt & Co., and 218,000 shares of Common Stock owned by Dominion Financial Group International LDC ("DFGI"). Mr. Krusen is the President and a principal shareholder of JAWIT Corporation, which is the managing General Partner of WIT, President of 169855 Canada Inc., a General Partner of Krusen-Vogt & Co. and a limited partner of WIT. In addition, Mr. Krusen is the chairman of the Executive Committee of DFGI, and also indirectly beneficially owns certain outstanding securities of DFGI through WIT.
(5) Includes currently exercisable options (or options exercisable within 60 days of September 25, 2000) to purchase 106,250 shares of Common Stock at a purchase price of $2.00 per share. Options granted to Mr. Thatcher to purchase 168,750 additional shares of Common Stock at $2.00 per share and 69,000 shares of Common Stock at $2.81 per share are not exercisable within 60 days of September 25, 2000.
(6) Includes currently exercisable options (or options exercisable within 60 days of September 25, 2000) to purchase 50,000 shares of Common Stock at $2.00 per share. Additional options granted to Mr. Belcher to purchase 75,000 shares of Common Stock at $2.00 per share and 23,000 shares of Common Stock at $2.81 per share will not be exercisable within 60 days of September 25, 2000.
(7) Includes currently exercisable options (or options exercisable within 60 days of September 25, 2000) to purchase (i) 14,500 shares of Common Stock at $1.50 per share (ii) 5,000 shares of Common Stock at $4.00 per share,
    (iii) 22,000 shares of Common Stock at $1.78 per share, and (iv) 4,975 shares of Common Stock at $2.00 per share. Options granted to Dr. Wu to purchase 5,000 shares of Common Stock at an exercise price of $4.00 per share, 9,800 shares of Common Stock at an exercise price of $2.81 per share and 14,925 shares at an exercise price of $2.00 per share are not exercisable within 60 days of September 25, 2000.
(8) Includes currently exercisable options (or options exercisable within 60 days of September 25, 2000) to purchase (i) 3,750 shares of Common Stock at $3.00 per share, and (ii) 25,000 shares of Common Stock at $2.00 per share. Additional options granted to Mr. Pasqualucci to purchase (i) 11,250 shares of Common Stock at $3.00 per share, (ii) 75,000 shares of Common Stock at $2.00 per share, (iii) 15,000 shares of Common Stock at $2.81 per share, and (iv) 15,000 shares of Common Stock at $1.75 per share will not be exercisable within 60 days of September 25, 2000.
(9) See prior footnotes.

                               ----------------

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of six members. All of the directors are elected annually and hold office until the next succeeding Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The Board of Directors recommends the election of all the following six nominees for director. It is intended that the persons named as proxies will vote FOR the election of the following nominees as directors, all of whom currently are directors of the Company.

                                    Positions with         Director
Name                     Age          the Company           Since
----                     ---        --------------         --------
James G. Binch 3........ 53  CEO and Chairman of the Board   1989
Robert J.
 Thatcher 3............. 46  President and COO               1999
W. Andrew Krusen,
 Jr. 1, 2, 3............ 52  Director                        1994
Jack H. Halperin,
 Esq. 1, 2.............. 54  Director                        1994
Patrick F.
 Cleary 2,3............. 42  Director                        1999
Kempton J. Coady,
 III 1.................. 52  Director                        1999

--------
 1 Member of Compensation Committee.
 2 Member of Audit Committee.
 3 Member of Nominating Committee.

                               ----------------

Nominees For Director

  James G. Binch has been Chief Executive Officer of the Company since December 11, 1991 and Chairman of the Board since September 24, 1993. He also served as President of the Company from December 11, 1991 to July 7, 1999 and Treasurer of the Company from July 19, 1994 to September 14, 1999. He was the President and a director of Trinity Capital Corporation, a merchant banking firm, from its inception in June 1987 to August 1994. He has been the President, Chief Executive Officer and the sole shareholder of Harbour Investment Corporation, the general partner of Harbour Holdings Limited Partnership, an investment management company, since its inception in June 1992. From 1985 to 1987, he served as President and Chief Operating Officer of Lummus Crest, Inc., the principal engineering subsidiary of Combustion Engineering, Inc., with annual revenues of $300,000,000 and approximately 4,000 employees. From 1980 to 1985, Mr. Binch served as Vice President, Corporate Strategic Planning for Combustion Engineering, Inc., a manufacturing and engineering firm. Mr. Binch is a graduate engineer from Princeton University. He also holds an M.B.A. from the Wharton School of the University of Pennsylvania.

  Robert J. Thatcher has been President and Chief Operating Officer of the Company since July 7, 1999. Mr. Thatcher joined the Company in March 1999 as Vice President of Worldwide Sales and Marketing. From 1996 to October 1997, Mr. Thatcher was Director of Sales and Marketing for Medtronic Instent and subsequently became Instent's General Manager until the division was sold in December 1998. During the years 1993 to 1996, Mr. Thatcher served as Director of Marketing and Director of Business Development for Medtronic's Neurological Division. Prior to 1993, Mr. Thatcher held several significant sales and marketing positions in the Cardiology and Peripheral Divisions of Schneider
(USA) and product management positions with Boston Scientific and The Kendall Company. Mr. Thatcher holds a B.S. degree in Business Administration from the University of Florida and an M.B.A. degree from Rollins College.

  W. Andrew Krusen, Jr. is a graduate of Princeton University with a Bachelor's Degree in Geology. Since 1989, he has been President (as well as a principal shareholder) of Dominion Financial Group, Inc., a family-controlled corporation involved in real estate development and financial services, as well as Chairman of Dominion Energy and Minerals Corporation, an oil and gas concern. Mr. Krusen is also the Chairman of the Executive Committee of Dominion Financial Group International, LDC, President and principal shareholder of 169855 Canada Inc., and a General Partner of Krusen-Vogt & Co. Mr. Krusen is also the President and a principal shareholder of JAWIT Corporation which is the managing General Partner of WIT Ventures, LTD and he is a limited partner of WIT Ventures, LTD. He is a director of Raymond James Trust Company, S&P Cellular Holding, Inc., and Florida Banks, Inc.

  Jack H. Halperin, Esq. has practiced corporate and securities law in New York for more than 25 years. Since 1987, he has been in private practice, concentrating on international financing transactions. Mr. Halperin holds a B.A. degree (summa cum laude) from Columbia College and a J.D. from New York University School of Law, where he was Note-and-Comment Editor of the Law Review. Mr. Halperin is a director of AccuMed International, Inc. and I-Flow Corporation.

  Patrick F. Cleary is a private investor and consultant specializing in financing small and mid-sized companies. From 1994 through 1997, he was a managing director of Chase Manhattan Bank, where he concentrated on raising capital for communications companies throughout the world. From 1987 to 1994, Mr. Cleary was a partner of TCW Capital, an affiliate of Trust Company of the West, where he oversaw investments of over $700 million in middle market companies, serving as a director of ten portfolio companies. He is currently a director of the Icelandic Broadcasting Corporation. Mr. Cleary holds a B.S. degree in Foreign Service from Georgetown University with a major in International Economics.

  Kempton J. Coady, III has served as the Chief Executive Officer and a non-executive director of Deltex Medical Group plc since 1999 and the Group Chief Executive Officer of Deltex Medical Holdings Limited, a hemodynamic monitoring company based in the United Kingdom, since 1998. Prior to that, from 1997 to 1998, Mr. Coady was Senior Managing Director at Quintiles MTC/BRI Corporation, a medical device contract research company. Mr. Coady was the Vice President of Business Development from 1996 to 1997 and Vice President--Worldwide Marketing from 1995 to 1996 for the Patient Monitoring Division of Datascope Corporation, a medical device company. From 1992 to 1994, Mr. Coady was the President and Chief Executive Officer of MCG International, a medical device company. Mr. Coady holds a B.S. degree in Chemistry/Biology from Bates College, and an M.P.S. degree in Health Care Administration and an M.B.A. degree, both from Cornell University.

Committees

  The Audit Committee consists of Messrs. Halperin, Krusen and Cleary. The Audit Committee is authorized (i) to select the Company's independent auditors, (ii) to review all recommendations made by such independent auditors with respect to the Company's accounting methods or internal controls, and
(iii) to review the scope of the audit conducted by such independent auditors.

  The Compensation Committee, the members of which are currently Messrs. Coady, Halperin and Krusen, is authorized, subject to review by the entire Board (i) to determine the compensation of officers and directors of the Company and its subsidiaries and (ii) to review the adequacy of all employee benefit plans and revise existing plans or develop new plans when appropriate. The Compensation Committee is also authorized to make awards under, and oversee the administration of, the Company's stock option plans. The Compensation Committee met 7 times during the fiscal year ended June 30, 2000.

  The Nominating Committee, the members of which are currently Messrs. Binch, Thatcher, Krusen and Cleary, is authorized (i) to establish criteria and procedures for the election of directors, (ii) to review the qualifications of candidates proposed for nomination to the Board, (iii) to recommend, prior to each annual meeting of stockholders, a slate of directors to be elected at such meeting, and (iv) to recommend, when appropriate, changes in the structure, size or function of the Board. The Nominating Committee will consider nominees recommended by stockholders. Stockholders wishing to recommend nominees for election as directors at an annual meeting should submit such recommendation, together with any relevant information that they wish the Nominating Committee to consider, to the Company no later than 120 days prior to such annual meeting of stockholders.

Attendance at Meetings

  The Board of Directors held 5 meetings during the fiscal year ended June 30, 2000. Each incumbent director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors from the time each such director was duly elected or appointed to serve as director in fiscal 2000 and the total number of meetings held by all committees of the Board on which he served during such period.

Compensation of Directors

  All non-employee directors who remain as such as of the last day of any given fiscal quarter are issued quarterly, in arrears, within sixty days of the last day of each fiscal quarter, such number of shares of Common Stock as shall have a fair market value equal to $7,500. Such stock grants are "restricted" such that the shares of Common Stock granted to each non-employee director will vest in equal thirds over a period of three years and such shares are subject to forfeiture if, prior to their vesting, the director voluntarily resigns (other than following certain defined "changes in control"). In addition, all non-employee directors are entitled to receive $1,000 for each meeting of the entire board, and $600 for each committee meeting, attended by them. Directors are all reimbursed for expenses reasonably incurred in connection with the performance of their duties.

Executive Officers of the Company

  The following table lists information regarding the current executive officers of the Company:

Name                     Position                                                         Age
----                     --------                                                         ---
James G. Binch.......... Chief Executive Officer and Chairman of the Board                53
Robert J. Thatcher...... President and Cheif Operating Officer                            46
Robert P. Belcher....... Chief Financial Officer, Vice President, Secretary and Treasurer 52
Joseph Pasqualucci...... Vice President--Eastern Operations                               37
Ming H. Wu.............. Vice President--Office of Technology                             45

  Executive officers are elected until the next annual meeting of the Board of Directors and until their respective successors are elected and qualified. Information with respect to Messrs. Binch and Thatcher is set forth above.

  Robert P. Belcher was employed by the Company on July 19, 1999 and was elected by the Board of Directors to serve as Chief Financial Officer, Vice President, Secretary and Treasurer on September 14, 1999. Prior to joining Memry, he served as Chief Financial Officer for Eatwell Enterprises, as well as Managing Director of Associated Asset Management Inc. From 1996 through 1998, Mr. Belcher was the Chief Financial Officer for Anderson Group Inc. From 1994 to 1996, he served as a Principal of Booz, Allen & Hamilton in their New York office. From 1988 to 1994, Mr. Belcher was Executive Vice President of Trinity Capital Corporation, a privately held merchant banking business based in Stamford, Connecticut. From 1981 until 1988, Mr. Belcher served in a variety of senior staff positions with Combustion Engineering, Inc., including Corporate Vice President--Operations Consulting and Corporate Vice President-- Strategic Planning. His experience with Combustion Engineering, Inc., as well as with Kendall Company's Hospital Products Division, involved numerous manufacturing cost studies, budget development and control, as well as information systems development. Mr. Belcher received his B.A. and M.A. in Economics from Vanderbilt University and his M.B.A. with high distinction from the Harvard Business School. In addition, he served in the U.S. Navy as a Supply Officer from 1971 to 1974.

  Joseph Pasqualucci joined the Company in January 1999 as Vice President and General Manager, Western Division and was elected by the Board of Directors to serve as Vice President--Operations on September 14, 1999 and was elected by the Board of Directors to serve as Vice President--Eastern Operations in March 2000. From 1991 through 1998, Mr. Pasqualucci worked for United States Surgical Corporation, most recently as Senior Director of the Manufacturing Engineering Department, where he was responsible for product and process improvements on devices representing $1 billion of annual revenues. Previously he served as Senior Project Engineer from 1988 to 1991 at Sensor Engineering Company. Prior engineering positions were at Davis and Geck and Sherwood Medical. In the last 10 years, Mr. Pasqualucci has received four U.S. patents for different medical devices, has authored technical papers, and has provided consultation services to Welch Allyn Company, Steri-Safe Corporation, and Sherwood Medical. Mr. Pasqualucci holds a Bachelor of Science in Electrical Engineering from the University of Hartford and a Master of Science in Management Engineering from the University of Bridgeport.

  Dr. Ming H. Wu has served the Company since March 2000 as Vice President-- Office of Technology. From July 1, 1998, he has served the Company as Vice President and General Manager--Eastern Operations. From January 16, 1998 through June 30, 1998, Dr. Wu was Vice President of Engineering of Eastern Operations and from September 1, 1996 through January 15, 1998, he served as Director of Engineering. From July 1, 1987 through August 31, 1996, Dr. Wu served the Company as Chief Metallurgist. Prior to his employment at the Company, Dr. Wu was Adjunct Research Professor at Naval Postgraduate School in Monterey, California. Dr. Wu holds an M.S. degree and a Ph.D. degree in Materials Science and Engineering from the University of Illinois-Champaign-Urbana.

Executive Compensation

  The following table sets forth certain information for the fiscal years ended June 30, 2000, 1999 and 1998 regarding the total remuneration paid to the Company's chief executive officer and its next four most highly compensated executive officers in fiscal 2000.

                          Summary Compensation Table

                              Annual Compensation               Awards
                          -------------------------------    ------------
          (a)              (b)      (c)            (d)           (g)            (i)
          ---             ------ ----------     ---------    ------------   ------------
                                                              Shares of
                                                             Common Stock    All Other
    Name & Principal      Fiscal                              Underlying    Compensation
        Position           Year  Salary ($)     Bonus ($)    Options (#)        ($)
    ----------------      ------ ----------     ---------    ------------   ------------
James G. Binch.........    2000   $244,000      $     -0-      170,000(2)      $6,000(3)
 Chief Executive Officer   1999   $240,750(1)   $     -0-          -0-         $4,569(3)
 and Chairman              1998   $208,750       $115,000(4)   280,000(5)      $3,600(3)

Robert J. Thatcher.....    2000   $195,000      $     -0-      144,000(7)      $6,000(8)
 President and Chief       1999   $ 52,000(6)   $     -0-      200,000(7)      $  -0-
 Operating Officer         1998  $     -0-      $     -0-          -0-         $  -0-

Robert P. Belcher......    2000   $160,000      $     -0-      148,000(9)      $3,600(10)
 Chief Financial           1999  $     -0-      $     -0-          -0-         $  -0-
 Officer, Vice             1998  $     -0-      $     -0-          -0-         $  -0-
 President, Secretary
 and Treasurer

Joseph Pasqualucci.....    2000   $155,000       $  7,000(11)  130,000(12)     $3,600(13)
 Vice President--Eastern   1999  $     -0-      $     -0-       15,000(12)     $  -0-
 Operations                1998  $     -0-      $     -0-          -0-         $  -0-

Ming H. Wu.............    2000   $135,000       $  6,000(15)   29,700(16)     $  -0-
 Vice President--Office    1999   $137,500(14)  $     -0-          -0-         $2,126(17)
 Technology                1998   $119,000       $ 25,000(18)   10,000(19)     $  -0-

--------
 (1) During the first half of fiscal 1999, Mr. Binch's annual salary was $237,500. Effective January 1, 1999, Mr. Binch's annual salary was increased to $244,000. In addition, because the Company switched its payroll procedures in January 1999 from a semi-monthly payment schedule to a bi-weekly payment schedule, the actual salary payments made by the Company and received by Mr. Binch in fiscal year 1999 totaled $232,304.
 (2) With respect to 50,000 of the aggregate 170,000 options granted to Mr. Binch in fiscal year 2000, 12,500 are exercisable and 37,500 become exercisable in equal installments on October 1 of each of 2001, 2002 and 2003 at an exercise price of $2.00 per share. The remaining 120,000 options become exercisable in equal installments on May 11 of each of 2001, 2002, 2003 and 2004 at an exercise price of $2.81 per share.
 (3) Mr. Binch received car allowances in fiscal 1998, 1999 and 2000 in the amounts of $3,600, $4,569, and $6,000, respectively.
 (4) The full amount of the bonuses awarded in fiscal 1998 were paid on September 21, 1998.
 (5) With respect to 180,000 of the aggregate 280,000 options granted to Mr. Binch in fiscal year 1998, 90,000 are exercisable and 90,000 become exercisable in equal installments on February 2 of each of 2001 and 2002. With respect to the remaining 100,000 options, 50,000 are exercisable. The remaining 50,000 options become exercisable in equal installments on June 1 of each of 2001 and 2002. The exercise price for all 280,000 options is $4.00 per share.
 (6) Mr. Thatcher began employment with the Company in March 1999 and thus the salary received in fiscal year 1999 represented payment for services from March through June 1999.
 (7) With respect to 75,000 of the aggregate 144,000 options granted to Mr. Thatcher in fiscal year 2000, 18,750 are exercisable and 56,250 become exercisable in equal installments on October 1 of each of 2001, 2002 and 2003 at an exercise price of $2.00 per share. The remaining 69,000 options become exercisable in equal installments on May 11 of each of 2001, 2002, 2003 and 2004 at an exercise price of $2.81 per share. With respect to the 200,000 options granted to Mr. Thatcher in fiscal year 1999, 87,500 are exercisable and 112,500 become exercisable in equal installments on March 1 of each of 2001, 2002 and 2003 at an exercise price of $2.00 per share.
 (8) Mr. Thatcher received a car allowance in fiscal 2000 in the amount of $6,000.
 (9) With respect to 125,000 of the aggregate 148,000 options granted to Mr. Belcher in fiscal year 2000, 50,000 are exercisable and 75,000 become exercisable in equal installments on October 1 of each of 2001, 2002 and 2003 at an exercise price of $2.00 per share. The remaining 23,000 options become exercisable in equal installments on May 11 of each of 2001, 2002, 2003 and 2004 at an exercise price of $2.81 per share.
(10) Mr. Belcher received a car allowance in fiscal 2000 in the amount of $3,600.
(11)  Mr. Pasqualucci received a bonus of $7,000 in fiscal year 2000.
(12) With respect to 100,000 of the aggregate 130,000 options granted to Mr. Pasqualucci in fiscal year 2000, 25,000 are exercisable and 75,000 become exercisable in equal installments on October 1 of each of 2001, 2002 and 2003 at an exercise price of $2.00 per share. With respect to 15,000 of the aggregate 130,000 options granted to Mr. Pasqualucci in fiscal year 2000, such options become exercisable in equal installments on December 6 of each of 2000, 2001, 2002 and 2003 at an exercise price of $1.75 per share. The remaining 15,000 options granted in fiscal year 2000 become exercisable in equal installments on May 11 of each of 2001, 2002, 2003 and 2004 at an exercise price of $2.81 per share. With respect to the 15,000 options granted to Mr. Pasqualucci in fiscal year 1999, 3,750 are exercisable and 11,250 become exercisable in equal installments on March 31 of each of 2001, 2002 and 2003 at an exercise price of $3.00 per share.
(13) Mr. Pasqualucci received a car allowances in fiscal 2000 in the amount of $3,600.
(14) During the first half of fiscal 1999, Dr. Wu's annual salary was $133,000. Effective January 1, 1999, Dr. Wu's annual salary was increased from $133,000 to $142,000. Because the Company switched its payroll procedures in January 1999 from a semi-monthly payment schedule to a bi-weekly payment schedule, the actual salary payments made by the Company and received by Dr. Wu in fiscal year 1999 totaled $132,584.
(15)  Dr. Wu received a bonus of $6,000 in fiscal year 2000.
(16) With respect to 19,900 of the aggregate 29,700 options granted to Dr. Wu in fiscal year 2000, 4,975 are exercisable and 14,925 become exercisable in equal installments on October 1 of each of 2001, 2002 and 2003 at an exercise price of $2.00 per share. The remaining 9,800 options become exercisable in equal installments on May 11 of each of 2001, 2002, 2003 and 2004 at an exercise price of $2.81 per share.
(17) The Company paid Dr. Wu $2,126 for expenses related to the tax liability on restricted stock issued to Dr. Wu during calendar year 1998.
(18) In addition to his base salary and bonus, on February 6, 1998, Dr. Wu was granted 500 shares of the Company's Common Stock. The market price of the Company's Common Stock on February 6, 1998 was $4.19 per share.
(19) 5,000 of such 10,000 options are exercisable. The remaining 5,000 of such options become exercisable in equal installments on June 1 of each of 2001 and 2002. The exercise price for such options is $4.00 per share.

                               ----------------

                     Option/SAR Grants in Last Fiscal Year

                                                  Individual Grants
                         --------------------------------------------------------------------
          (a)                      (b)                    (c)              (d)        (e)
          ---            ------------------------ -------------------- ----------- ----------
                           Number of Shares of      Percent of Total
                         Common Stock Underlying      Options/SARs     Exercise or
                         Unexercised Options/SARs Granted to Employees Base Price  Expiration
          Name                 Granted (#)         in Fiscal Year (1)   ($/Share)     Date
          ----           ------------------------ -------------------- ----------- ----------
James G. Binch..........         50,000/0(2)             16.07%           $2.00    10/1/2009
                                120,000/0(3)                              $2.81    5/11/2010
Robert J. Thatcher......         75,000/0(2)             13.62%           $2.00    10/1/2009
                                 69,000/0(3)                              $2.81    5/11/2010
Robert P. Belcher.......        125,000/0(4)             13.99%           $2.00    10/1/2009
                                 23,000/0(3)                              $2.81    5/11/2010
Joseph Pasqualucci......        100,000/0(2)             12.29%           $2.00    10/1/2009
                                 15,000/0(5)                              $1.75    12/6/2009
                                 15,000/0(3)                              $2.81    5/11/2010
Ming H. Wu..............         19,900/0(2)              2.81%           $2.00    10/1/2009
                                  9,800/0(3)                              $2.81    5/11/2010

--------
(1) Assumes full vesting of options.
(2) One fourth of these options have already vested. The remaining options will vest in thirds on October 1 of each 2001, 2002 and 2003.
(3) The options will vest in equal installments on May 11 of each of 2001, 2002, 2003 and 2004.
(4) 50,000 of these options have already vested. These remaining options vested in thirds on October 1 of each of 2001, 2002 and 2003.
(5) These options will vest in equal installments on December 6 of each of 2000, 2001, 2002 and 2003.

                               ----------------

                    Aggregated Option/SAR Exercises in Last
                   Fiscal Year and FY-End Option/SAR Values

          (a)              (b)      (c)                 (d)                          (e)
          ---            -------- -------- ----------------------------- ----------------------------
                          Shares            Number of Shares of Common   Value of Unexercised In-the-
                         Acquired          Stock Underlying Unexercised         Money Options/
                            on     Value    Options/ SARs at FY-End (#)       SARs at FY-End ($)
          Name           Exercise Realized Exercisable/Unexercisable(1)  Exercisable/Unexercisable(2)
          ----           -------- -------- ----------------------------  ----------------------------
James G. Binch..........                   360,000 Options Exercisable/       $393,150/$125,925
                                           310,000 Options Unexercisable
Robert J. Thatcher......                    50,000 Options Exercisable/        $65,625/$329,985
                                           294,000 Options Unexercisable
Robert P. Belcher.......                    25,000 Options Exercisable/     $32,812.50/$142,807.50
                                           123,000 Options Unexercisable
Joseph Pasqualucci......                    3,750 Options Exercisable/      $1,171.88/$165,740.63
                                           141,250 Options Unexercisable
Ming H. Wu..............                    41,500 Options Exercisable/     $59,996.25/$31,043.25
                                           34,700 Options Unexercisable
                                                    1,000 SARs                    $1,812.50

--------
(1) Amounts reflect the status of outstanding options as of June 30, 2000.
(2) Based on the average of the closing price per share of the Company's Common Stock on June 30, 2000 of $3.3125.
                               ----------------

  Effective September 24, 1993, the Company and James G. Binch entered into a two-year employment agreement, which automatically renewed for successive one-year periods unless or until Mr. Binch or the Company gave notice of his or its intention not to renew. Pursuant to said renewal provision, this agreement last automatically renewed for a one-year period ending September 24, 2000. The agreement entitled Mr. Binch to an annual salary of $150,000 from and after January 1, 1993, which salary was increased effective January 1, 1999 to $244,000. The agreement also entitled Mr. Binch to, among other things, an option to purchase up to 240,000 shares of the Company's Common Stock at an exercise price of $4.40 per share under and pursuant to the Memry Corporation Stock Option Plan, subject to the approval of such Plan by the Company's stockholders (which approval was obtained in the first quarter of fiscal
1995). The options are exercisable and will expire on September 24, 2003. During the fiscal year ended June 30, 1996, Mr. Binch and the Company agreed to the termination of 40,000 of his options (for no value) and the repricing of his remaining options from $4.40 per share to $1.50 per share simultaneously with the repricing of all of the Company's outstanding incentive stock options with exercise prices above $1.50 to $1.50.

  Effective January 1, 2000, the Company and Mr. Binch entered into a revised employment agreement in substitution for the 1993 employment agreement. The term under the 2000 employment agreement is for three years, which automatically renews for successive one-year periods unless or until Mr. Binch or the Company gives notice of his or its intention not to renew. Effective January 1, 2000, the salary under the 2000 employment agreement is $244,000. The 2000 employment agreement also entitled Mr. Binch to receive (i) additional compensation in the form of an annual bonus and/or stock option grants determined by and in the sole discretion of the Board of Directors of the Company; (ii) an automobile allowance of $500 per month; (iii) up to $30,000 per year from the Company towards retirement and/or deferred compensation benefits; and (iv) certain other fringe benefits and perquisites as set forth in the agreement. In addition, if, at any time during Mr. Binch's employment, there is a sale of all or substantially all of the Company's assets, or the sale of all (or at least 80%) of the Company's Common Stock, or the merger or consolidation of the Company with or into any other entity in a transaction in which the holders of the Company's Common Stock immediately prior to such event own less than a majority of the surviving entity's issued and outstanding Common Stock immediately upon the consummation of such event, then Mr. Binch shall receive a special one-time bonus, payable in cash, simultaneously with such a sale of the Company, in an amount equal to 1% of the product of (x) the difference between (A) the amount that will be realized by the holder of one share of Company Stock upon the consummation of such sale minus (B) $2.00, multiplied by (y) 25,000,000.

  The 2000 employment agreement also provides that if Mr. Binch's employment is terminated (a) by the Company without cause or (b) by Mr. Binch (i) due to the Company's failure to observe or comply with any of the provisions of such agreement (if such failure has not been cured within 10 days after written notice of same to the Company), or (ii) upon a change in control of the Company (and within 24 months of such change in control), Mr. Binch will be entitled to a lump-sum payment equal to two times his annual salary at the rate in effect immediately prior to the date of termination, plus (ii) the amount of any cash bonuses paid to Mr. Binch in the two years immediately prior to such termination. In the event of a termination as described above or upon his death or disability as described in the employment agreement, all incentive and non-qualified stock options then held by Mr. Binch that are still subject to any vesting requirements shall have such vesting requirements terminated (such that all such options are then immediately exercisable), to the extent allowable under the provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and the plans pursuant to which the same were granted.

  On March 18, 1999, the Company entered into a letter agreement with Robert
J. Thatcher regarding his employment with the Company. On July 7, 1999, the Board of Directors of the Company adopted a resolution electing Mr. Thatcher President and Chief Operating Officer of the Company in accordance with the terms of the letter agreement. Effective January 1, 2000, the Company and Mr. Thatcher entered into a formal employment agreement. The salary under the employment agreement, effective as of January 1, 2000, is $195,000. The term under the employment agreement is for two years, which automatically renews for successive one-year periods unless or until Mr. Thatcher or the Company gives notice of his or its intention not to renew. If the Company elects not to renew the employment agreement at any time, then the Company shall pay to Mr. Thatcher his base salary for a period of eighteen (18) months following termination of the employment agreement, as and when the same would otherwise be due, unless such non-renewal by the Company is for cause.

  The employment agreement also entitles Mr. Thatcher to receive (i) 275,000 incentive stock options, 50,000 of which were immediately vested, with the remainder vesting in four equal annual installments from the dates of grant at an exercise price equal to $2.00 per share, (ii) additional compensation in the form of an annual target bonus of $91,500 and annual long term incentive awards having a target value of $325,000, determined by and in the sole discretion of the Board of Directors of the Company, (iii) an automobile allowance of $500 per month, (iv) up to $15,000 per year from the Company towards retirement and/or deferred compensation benefits and (v) certain other fringe benefits and perquisites as set forth in the agreement. In addition, the employment agreement provides that upon Mr. Thatcher's relocation to Connecticut, the Company will (a) reimburse Mr. Thatcher for all customary relocation expenses and for customary office expenses incurred by Mr. Thatcher at his home office in Minnesota, and (b) provide Mr. Thatcher with a $200,000 interest-free loan to be used by Mr. Thatcher toward a down-payment on a new home. Subsequently, Mr. Thatcher has relocated to Connecticut and the Company has reimbursed Mr. Thatcher for the relocation expenses and provided him with the loan discussed above. With respect to the loan, one fourth of the principal amount of such loan will be forgiven by the Company if Mr. Thatcher remains in the employ of the Company on each of the third, fourth, fifth and sixth anniversaries of the date of the employment agreement such that, if Mr. Thatcher's employment with the Company has continued through the sixth anniversary of the date of the employment agreement, the full amount of such loan will be forgiven.

  The employment agreement also provides that if Mr. Thatcher's employment is terminated (a) by the Company without cause or (b) by Mr. Thatcher due to the Company's failure to observe or comply with any of the provisions of such agreement (if such failure has not been cured within 10 days after written notice of same to the Company), Mr. Thatcher will be entitled to payments of
(i) one and one half times his annual salary at the rate in effect immediately prior to the date of termination and (ii) one hundred fifty percent (150%) of the amount of the target cash bonus for Mr. Thatcher in the fiscal year that the termination occurs. If, upon a change in control of the Company or within 24 months of such change in control, Mr. Thatcher's employment is either (x) not renewed by the Company without cause, (y) terminated by the Company without cause or (z) terminated at the election of Mr. Thatcher, then Mr. Thatcher will be entitled to payments of (A) two times his annual salary, at the rate of salary in effect immediately prior to the effective date of such termination (without regard to any purported or attempted reduction of such rate by the Company), plus (B) two hundred percent (200%) of the amount of the target cash bonus for Mr. Thatcher in the fiscal year that the termination occurs. In the event of a termination as described above or upon his death or disability (as described in the employment agreement), all incentive and non-qualified stock options then held by Mr. Thatcher that are still subject to any vesting requirements shall have such vesting requirements terminated (such that all such options are then immediately exercisable), to the extent allowable under the provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and the plans pursuant to which the same were granted.

  On July 19, 1999, the Company entered into a letter agreement with Robert P. Belcher regarding his employment with the Company. On September 14, 1999, the Board of Directors of the Company adopted a resolution electing Mr. Belcher Vice President, Chief Financial Officer, Treasurer and Secretary of the Company in accordance with the terms of the letter agreement. Effective January 1, 2000, the Company and Mr. Belcher entered into a formal employment agreement. The salary under the employment agreement, effective as of January 1, 2000, is $160,000. The term under the employment agreement is for one year, which automatically renews for successive one-year periods unless or until Mr. Belcher or the Company gives notice of his or its intention not to renew. If the Company elects not to renew the employment agreement at any time, then the Company shall pay to Mr. Belcher his base salary for a period of six (6) months following the termination of the employment agreement, as and when the same would otherwise be due, and one-half of his target bonus (as described below), as then in effect, in one lump sum, unless such non-renewal by the Company is for cause.

  The employment agreement also entitles Mr. Belcher to receive (i) 125,000 incentive stock options, 25,000 of which were immediately vested, with the remainder vesting in four equal annual installments from the date of grant at an exercise price equal to $2.00 per share; (ii) additional compensation in the form of an annual target bonus of 35% of Mr. Belcher's annual base salary and/or stock option grants, determined by and in the sole discretion of the Board of Directors of the Company; (iii) an automobile allowance of $300 per month; and (iv) certain other fringe benefits and perquisites as set forth in the agreement.

  The employment agreement also provides that if Mr. Belcher's employment is terminated (a) by the Company without cause or (b) by Mr. Belcher due to the Company's failure to observe or comply with any of the provisions of such agreement (if such failure has not been cured within 10 days after written notice of same to the Company), Mr. Belcher will be entitled to payments of
(i) one half times his annual salary at the rate in effect immediately prior to the date of termination, plus (ii) fifty percent (50%) of the amount of the target cash bonus for Mr. Belcher in the fiscal year that the termination occurs. In the event of a termination as described above or upon his death or disability (as described in the employment agreement), all incentive and non-qualified stock options then held by Mr. Belcher that are still subject to any vesting requirements shall have such vesting requirements terminated (such that all such options are then immediately exercisable), to the extent allowable under the provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and the plans pursuant to which the same were granted.

  On July 20, 1999, the Company entered into a letter agreement with Joseph Pasqualucci regarding his employment with the Company. On September 14, 1999, the Board of Directors of the Company adopted a resolution electing Mr. Pasqualucci Vice President--Operations of the Company in accordance with the terms of the letter agreement. Effective January 1, 2000, the Company and Mr. Pasqualucci entered into a formal employment agreement. The salary under the employment agreement, effective as of January 1, 2000, is $155,000. The term under the employment agreement is for one year, which automatically renews for successive one-year periods unless or until Mr. Pasqualucci or the Company gives notice of his or its intention not to renew. If the Company elects not to renew the employment agreement at any time, then the Company shall pay to Mr. Pasqualucci his base salary for a period of six (6) months following termination of the employment agreement (one year if the non-renewal follows a change in control), as and when the same would otherwise be due, unless such non-renewal by the Company is for cause. In addition, if the Company does not renew the employment agreement without cause within two years of a change in control, then Mr. Pasqualucci will be entitled to payments of (i) one year annual salary at the rate in effect immediately prior to the date of termination, plus (ii) one hundred percent of the amount of Mr. Pasqualucci's target cash bonus in the fiscal year that the termination occurs.

  The employment agreement also entitles Mr. Pasqualucci to receive (i) 100,000 incentive stock options, which vest in four equal annual installments from the dates of grant at an exercise price equal to $2.00 per share; (ii) additional compensation in the form of an annual target bonus of 35% of Mr. Pasqualucci's annual base salary and stock option grants, determined by and in the sole discretion of the Board of Directors of the Company; (iii) an automobile allowance of $300 per month; and (iv) certain other fringe benefits and perquisites as set forth in the agreement. In addition, the employment agreement provides that Mr. Pasqualucci is entitled to relocation expenses and payment in respect of house sales differential as provided in the letter agreement. Upon Mr. Pasqualucci's relocation to Connecticut, the Company will reimburse Mr. Pasqualucci for all customary relocation.

  The employment agreement also provides that if Mr. Pasqualucci's employment is terminated (a) by the Company without cause or (b) by Mr. Pasqualucci due to the Company's failure to observe or comply with any of the provisions of such agreement (if such failure has not been cured within 10 days after written notice of same to the Company), Mr. Pasqualucci will be entitled to payments of (i) one half times his annual salary (one year annual salary if such termination follows within two years of a change in control) at the rate in effect immediately prior to the date of termination, plus (ii) fifty percent (50%) of the amount of Mr. Pasqualucci's target cash bonus (one hundred percent (100%) of such target bonus if Mr. Pasqualucci terminated employment as described above after a change in control) in the fiscal year that the termination occurs. In the event of a termination as described above or upon his death or disability (as described in the employment agreement), all incentive and non-qualified stock options then held by Mr. Pasqualucci that are still subject to any vesting requirements shall have such vesting requirements terminated (such that all such options are then immediately exercisable), to the extent allowable under the provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and the plans pursuant to which the same were granted.

Certain Relationships and Transactions

  As of January 1, 2000, the Company entered into employment agreements with Messrs. Binch, Thatcher, Belcher and Pasqualucci, each an executive officer of the Company. For a description of the terms of these agreements, see "ELECTION OF DIRECTORS--Executive Compensation."

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and 10% beneficial owners of the Company's Common Stock to file certain reports concerning their ownership of the Company's equity securities. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recently completed fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recently completed fiscal year, the directors, officers and beneficial owners of 10% or more of the Registrant's Common Stock who failed to make the requisite filings on a timely basis are set forth below.

  W. Andrew Krusen, Jr. failed to timely file a Form 4 to report the exercise of Common Stock Warrants for 18,000 shares of Common Stock on July 15, 1999. Mr. Krusen subsequently reported this transaction on a Form 5 filed on August 25, 2000. James G. Binch failed to timely file a Form 4 to report the distribution of 118,700 shares of Common Stock, of which he is deemed to be the beneficial owner, to certain former employees of Harbour Investment Corporation, pursuant to a long-term incentive arrangement, on August 2, 1999. Mr. Binch subsequently filed a Form 4 regarding this transaction on September 20, 1999. Each of Robert P. Belcher, Kempton J. Coady, III and Joseph Pasqualucci failed to timely file a Form 3 to report his becoming an executive officer or director of the Company, although each of Messrs. Belcher, Coady and Pasqualucci subsequently filed a Form 3 on October 12, 1999. Robert P. Belcher failed to timely file a Form 4 to report his purchase of 3,000 shares of Common Stock on December 28, 1999. Mr. Belcher subsequently filed a Form 4 regarding this transaction on January 19, 2000. James G. Binch failed to timely file a Form 4 to report the sale of 12,500 shares of Common Stock, of which he is deemed to be the beneficial owner, on March 13, 2000. Mr. Binch subsequently filed a Form 4 regarding this transaction on April 14, 2000. Patrick F. Cleary failed to timely file a Form 4 to report his purchase of 1,500 shares of Common Stock on March 31, 2000. Mr. Cleary subsequently filed a Form 4 regarding this transaction on April 26, 2000. Robert P. Belcher and Kempton J. Coady, III each failed to timely file a Form 5 for the Company's 2000 fiscal year, each of which was subsequently filed on August 16, 2000.
W. Andrew Krusen, Jr. failed to timely file a Form 5 for the Company's 2000 fiscal year, which was subsequently filed on August 25, 2000. James G. Binch and Robert J. Thatcher each failed to timely file a Form 5 for the Company's 2000 fiscal year, each of which was subsequently filed on September 18, 2000.

                             INDEPENDENT AUDITORS

  McGladrey & Pullen, LLP ("M&P") have audited the consolidated financial statements of the Company for the fiscal years ended June 30, 2000, June 30, 1999 and June 30, 1998. The selection of M&P was made by the Audit Committee of the Board of Directors at the time of each such selection, which reviewed the professional competence of the firm and its audit scope. It is expected that a representative of M&P will be present at the Annual Meeting to respond to appropriate questions of stockholders and to make a statement if he so desires. The Audit Committee has not yet discussed the selection of the independent auditors for the 2001 fiscal year and has therefore not asked the stockholders to approve such selection.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the Company's 2001 Annual Meeting of Stockholders, which the Company contemplates holding in December 2001, must be received at the Company's principal executive offices located at 57 Commerce Drive, Brookfield, Connecticut 06804 on or before August 3, 2001 for consideration for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Company's management does not know of any business, other than that mentioned above, which will be presented for consideration at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their judgment on such matters.

                         ANNUAL REPORT ON FORM 10-KSB

  The Company hereby undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-KSB, including the financial statements and the financial statement schedules thereto, that has been filed with the Securities and Exchange Commission pursuant to rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the fiscal year ended June 30, 2000. The Company will provide, at a charge of $0.10 per page to cover photocopying expenses, to each beneficial holder of its Common Stock on the Record Date, upon the written request of any such person, copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000, as filed with the Securities and Exchange Commission. Any such requests should be made in writing to Robert P. Belcher, Secretary, Memry Corporation, 57 Commerce Drive, Brookfield, Connecticut 06804.

                                          By Order of the Board of Directors,
                                          /s/ Robert P. Belcher
                                          Robert P. Belcher
                                          Secretary

October 24, 2000

                                  APPENDIX A

                               MEMRY CORPORATION

                           PROXY FOR ANNUAL MEETING

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned, revoking all previous proxies, hereby appoints James G. Binch and Robert P. Belcher, or either of them (the "Proxies"), as attorneys and proxies, each with full power of substitution and all of the powers which the undersigned would possess, if present in person, to represent and vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Memry Corporation (the "Company") registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 21, 2000 and at any adjournment thereof.

     The shares represented hereby will be voted as directed by this Proxy. If no direction is made, the Proxies will vote such shares FOR the election of all nominees for director listed, and such Proxies will vote in accordance with their discretion on such other matters as may properly come before the meeting.


         (IMPORTANT - TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

     ELECTION OF DIRECTORS

     NOMINEES:  James G. Binch, Robert J. Thatcher, W. Andrew Krusen, Jr., Jack
     H. Halperin, Patrick F. Cleary, Kempton J. Coady, III.

     [_] FOR all nominees    [_] WITHHELD from all nominees
     FOR, except vote withheld from the following nominee(s):  [_]
     ____________________________________

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                    _____________________________________
                                         Signature of Stockholder


                                    _____________________________________
                                    Signature if held jointly


                                    Date: ______________________________,2000




                         Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should so indicate when signing. If a corporation, please sign in full corporate name by president, or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy may be mailed, postage-free, in the enclosed envelope.